UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2018

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

As previously disclosed by Bionik Laboratories Corp. (the “Company”) in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 2017, the Company and Peter Bloch, the Company’s former chief executive officer, entered into a separation agreement, dated September 1, 2017 (the “Separation Agreement”). Effective as of March 13, 2018, the Company and Mr. Bloch entered into an Amended Separation Agreement (the “Amendment”).

The following is a brief description of the terms and conditions of the Amendment:

(i)       Mr. Bloch shall be paid all severance amounts and past due bonuses owed under section 5.4 of his employment agreement and the corresponding sections of the Separation Agreement, in the total aggregate amount of US$784,874.94, over 12 months from February 2018 to January 2019, pursuant to the terms as set forth in the Amendment.

(ii)       Mr. Bloch’s was paid his consulting fee of US$15,000 plus refundable Canadian harmonized sales tax for the period of November 16, 2017 to November 30, 2017 upon the signing of the Amendment.

(iii)      Mr. Bloch shall be entitled to participate in the Company’s group benefit plan for 18 months from January 2018 through June 2019. Additionally, Mr. Bloch’s Health Spending Account will continue to the end of 2018 in full at $750 and shall be payable in December 2018, and thereafter shall be prorated to $375 in 2019 and payable in June 2019.

(iv)      Both Mr. Bloch and the Company shall contribute 5% into the Company’s RRSP matching program, pursuant to the terms as set forth in the Amendment.

(v)       The permissible exercise term for all Mr. Bloch’s stock options shall be 2 years from the date he leaves the Company as a consultant.

The foregoing is a brief description of the terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 1.02	Termination of Material Definitive Agreement.

The information set forth in Item 2.03 concerning the termination of the Original $500K Note (as defined below) is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Between March 8, 2018 and March 14, 2018, an investor (the “Lender”) of the Company, who is an affiliate of Remi Gaston Dreyfus, a director of the Company, subscribed for convertible promissory notes (the “$300K Notes”) and loaned to the Company an aggregate of $300,000 (the “$300K Loans”). The $300K Loans represent additional tranches borrowed pursuant to an up to $14,000,000 convertible note offering (the “Offering”), for total borrowed principal through March 14, 2018 of approximately $2,606,000 (which amount includes the $500K Loan as defined below).

The Company intends to use the net proceeds from the $300K Loans for the Company’s working capital and general corporate purposes.

As previously disclosed by the Company on February 5, 2018, the Lender loaned $500,000 (the “$500K Loan”, and together with the $300K Loans, the “Loans”) to the Company evidenced by a promissory note, dated February 2, 2018 (the “Original $500K Note”). As of March 12, 2018, the Company and the Investor entered into an exchange agreement (the “Exchange Agreement”), whereby the Original $500K Note was terminated and exchanged for a convertible promissory note for the same principal amount and issued pursuant to the terms of the Offering with an issue date as of February 2, 2018 (the “New $500K Note”, and together with the $300K Notes, the “Notes”). The foregoing is a brief description of the terms of the Exchange Agreement and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Loans bear interest at a fixed rate of 3% per month, beginning on the Issue Date (as defined in the Notes). Interest will be computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of: (a) March 31, 2018 and (b) the consummation of a Qualified Financing (as defined in the Notes) (the “Maturity Date”).

The Notes will be convertible into equity of the Company upon the following events on the following terms:

•	On the Maturity Date without any action on the part of the Lender, the outstanding principal and accrued and unpaid interest under the Notes will be converted into shares of New Round Stock (as defined in the Notes) based upon a fifteen percent (15%) discount to the lesser of (i) (A) the VWAP (as defined in the Notes) average of the last 30 days ending on the closing of the Qualified Financing (or, in the event of multiple closings, the lowest VWAP average of the last 30 days ending on each closing of a Qualified Financing) in the event of a Maturity Date referred to in clause (b) of the definition thereof, or (B) the VWAP average of the last 30 days before the Maturity Date in the event of a Maturity Date referred to in clause (a) of the definition thereof, and (ii) $0.18.

•	Upon a Change of Control transaction (as defined in the Notes) prior to the Maturity Date, the (a) outstanding principal and (b) accrued and unpaid interest under the Notes would, at the election of the holders of a majority of the outstanding principal of the notes, be either (i) payable upon demand as of the closing of such Change of Control transaction or (ii) convertible into shares of the Company’s common stock immediately prior to such Change of Control transaction at a price per share equal to the lesser of (A) the VWAP average of the last 30 days before the date of consummation of the Change of Control, or (B) the per share consideration to be received by the holders of the Company’s common stock in such Change of Control transaction.

The Notes contain customary events of default, which, if uncured, entitle the Lender to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, its Notes.

The foregoing is a brief description of the terms of the Notes and is qualified in its entirety by reference to the full text of the Notes, a form of which is included as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2017, filed with the Securities and Exchange Commission on February 13, 2018, and is incorporated herein by reference.

On March 14, 2018, the Lender loaned an additional $400,000 to the Company (the “$400K Loan”) pursuant to the terms of a Promissory Note, dated March 14, 2018 (the “$400K Note”). The $400K Note bears interest at a fixed rate of 3% per month, beginning on the Issue Date (as defined in the $400K Note). Interest will be computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of: (i) March 31, 2018 and (ii) the date of receipt of an aggregate of $7,000,000 in loan proceeds to the Company from the sale of convertible promissory notes. The $400K Note contains customary events of default, which, if uncured, entitle the holder of the $400K Note to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the $400K Note. The foregoing is a brief description of the terms of the $400K Note and is qualified in its entirety by reference to the full text of the $400K Note, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company intends to use the net proceeds from the $400K Loan for the Company’s working capital and general corporate purposes.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Notes is incorporated by reference herein. The Notes and, unless subsequently registered, the shares underlying the Notes, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Amended Separation Agreement, effective as of March 13, 2018, by and between the Company and Peter Bloch
10.2	Exchange Agreement, dated as of March 12, 2018
10.3	Promissory Note, dated March 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer